EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Airport Energy Limited	England
Airport Service Limited	England
Aldwych Temple Venture Capital Limited	British Virgin Islands
ALL – América Latina Logística Argentina S.A.	Argentina
ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil
ALL – América Latina Logística Central S.A.	Argentina
ALL – América Latina Logística Mesopotâmica S.A.	Argentina
B3 Consultoria e Assessoria Ltda.	Brazil
Barrapar Participações S.A.	Brazil
Boswells S.A.	Uruguay
Brado Logística e Participações S.A.	Brazil
Brado Logística S.A.	Brazil
Comma Oil & Chemicals Marketing B.V.	Netherlands
Comma Oil & Chemicals Marketing LLC	Russia
Comma Oil & Chemicals Marketing SRL	Romania
Comma Otomotiv Yag Ve Kimyasallari Pazarlama Limited Sirketi	Turkey
Commercial Lubricants Moove Corp	United States
Companhia de Gás de São Paulo - COMGÁS	Brazil
Compass Comercialização S.A.	Brazil
Compass Energia Ltda.	Brazil
Compass Gás e Energia S.A.	Brazil
Compass Geração Ltda.	Brazil
Cosan Cinco S.A.	Brazil
Cosan Global Limited	Cayman Islands
Cosan Investimentos e Participações S.A.	Brazil
Cosan Limited Partners Brasil Consultoria Ltda.	Brazil
Cosan Lubes Investments Limited	England
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Lubrificantes España S.L.U.	Spain
Cosan Lubricantes S.R.L.	Argentina
Cosan Luxembourg S.A.	Luxembourg
Cosan Overseas Limited	Cayman Islands
Cosan Paraguay S.A.	Paraguay
Cosan US, Inc.	United States
Edge – Empresa de Geração de Energia S.A.	Brazil
Elevações Portuárias S.A.	Brazil
Ilha Terminal Distribuição de Produtos Químicos Ltda.	Brazil
Janus Brasil Participações S.A.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Lubrigrupo II - Comércio e Distribuição de Lubrificantes	Portugal
Moove Lubricants Limited	England
Paranaguá S.A.	Argentina
Pasadena Empreendimentos e Participações S.A.	Brazil
Payly Soluções de Pagamentos S.A.	Brazil
Portofer Transporte Ferroviário Ltda.	Brazil
Radar II Propriedades Agrícolas S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Raiz Energia e Combustíveis S.A.	Brazil
Rhall Terminais Ltda.	Brazil
Rota Quatro Participações S.A.	Brazil
Rumo Intermodal S.A.	Brazil

1

Name	Jurisdiction of Incorporation
Rumo Luxembourg S.à r.l.	Luxembourg
Rumo Malha Central S.A.	Brazil
Rumo Malha Norte S.A.	Brazil
Rumo Malha Oeste S.A.	Brazil
Rumo Malha Paulista S.A.	Brazil
Rumo Malha Sul S.A.	Brazil
Rumo S.A.	Brazil
Servicios de Inversión Logística Integrales S.A. (SISA)	Argentina
Sinlog Tecnologia em Logística S.A.	Brazil
Stanbridge Group Limited	England
Techniques Et Technologies Appliques	France
Tellus Brasil Participações S.A.	Brazil
Terminal de Granéis do Guaruja S.A.	Brazil
Terminal Marítimo do Guaruja S.A.	Brazil
Terminal São Simão S.A.	Brazil
Terminal XXXIX de Santos S.A.	Brazil
TRSP – Terminal de Regaseificação de São Paulo	Brazil
Vertical UK LLP	England
Wessex Petroleum Limited	England